Exhibit 5

Day, Berry & Howard LLP

260 Franklin Street

Boston, MA 02110

            May 24, 2005

Atlantic Tele-Network, Inc.

9719 Estate Thomas

St. Thomas, U.S. Virgin Islands 00802

Re:	Atlantic Tele-Network, Inc. 2005 Restricted Stock and Incentive Plan

Registration Statement on Form S-8

Ladies and Gentlemen:

We are special counsel for Atlantic Tele-Network, Inc., a Delaware corporation (the “Company”), and issue the following opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”), to be filed by the Company under the Securities Act of 1933, as amended (the “Act”), with respect to the offering by the Company of up to 250,000 shares of its Common Stock, par value $.01 per share (the “Shares”), in connection with the Company’s 2005 Restricted Stock and Incentive Plan (the “2005 Plan”).

We have examined the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to date, resolutions adopted by the Board of Directors of the Company, a certificate of an officer of the Company covering various matters, and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

Subject to the foregoing and based on such examination and review, we are of the opinion that the Shares have been duly authorized, and when issued in accordance with the terms of the 2005 Plan, will be legally and validly issued, fully paid and nonassessable.

Atlantic Tele-Network, Inc.

May 24, 2005

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Day, Berry & Howard LLP DAY, BERRY & HOWARD LLP

JAC/beh